WILLIAM PENNSTROM, JR., M.A.

Consent and Certificate

of Professional (Qualified Person)

British Columbia Securities Commission Pacific Centre 12th Floor, 701 West Georgia Street Vancouver, British Columbia CANADA V7Y 1L2	The Toronto Stock Exchange The TSX Venture Exchange Suite 2700 – 650 West Georgia Street Vancouver, British Columbia CANADA V6B 4N9
Alberta Securities Commission 4 th Floor, 300 – 5th Avenue S.W. Calgary, Alberta CANADA T2P 3C4	Ontario Securities Commission Suite 1903 - 20 Queen Street West Toronto, Ontario CANADA M5H 3S8
International Tower Hill Mines Ltd. Suite 1920 – 1188 West Georgia Street Vancouver, British Columbia CANADA V6E 4A2

Re:  International Tower Hill Mines Ltd. (the “Issuer”)

I, William Pennstrom, Jr., of 2728 Southshire Road, Highlands Ranch, Colorado, USA 80126, have prepared, and am the author of, section 16 (and the corresponding parts of Section 1 – Summary) of the report entitled “November 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” dated November 1, 2010 (the “Report”).

1.

I hereby consent to:

(a)

the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)

the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Press Release dated August 3, 2010, Material Change Report dated August 3, 2010, Press Release dated September 13, 2010, Material Change Report dated September 14, 2010 and Amended Annual Information Form dated November 2, 2010 (collectively, the “Disclosures”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Preliminary Analysis for the “Livengood” Property, Alaska as set out in the Report (including any subsequent press releases and material change reports) (the “Subsequent Disclosures”); and

(c)

the inclusion of extracts from, or a summary of, the Report in the Disclosures and the Subsequent Disclosures.

2.

I hereby consent to the use of my name “William Pennstrom, Jr.”, and to the use of the name of “Pennstrom Consulting Inc.”, a private process engineering consulting firm, of which I am the President, in the Disclosure.

3.

I hereby certify that I have read the Disclosure and that the Disclosure fairly and accurately represents the information contained in the Report.

Dated this 4th day of November, 2010

(signed)  William J. Pennstrom, Jr.

William Pennstrom, Jr., M.A.